UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2005

Mercury Interactive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Mercury Interactive Corporation (the “Company”), hereby amends and restates Item 8.01 of its Current Report on Form 8-K filed July 8, 2005 to correctly report that the inquiry of the Securities and Exchange Commission entitled In the Matter of Certain Option Grants, is an informal inquiry and not a formal inquiry. This Form 8-K/A contains only the section of the Form 8-K which is being amended. The sections of the Company’s 8-K as originally filed which are not included herein are unchanged.

Item 8.01. Other Events.

In response to an informal inquiry of the Securities and Exchange Commission entitled In the Matter of Certain Option Grants, which was initiated by the SEC in November 2004, the Company’s Board of Directors has appointed a Special Committee consisting of disinterested members of the Audit Committee to conduct an internal investigation relating to past stock option grants. The Special Committee is being assisted by independent outside legal counsel and accounting experts. Mercury continues to fully cooperate with both of these inquiries. Although the Company is unable to determine if a restatement will be necessary at this time, this investigation could cause the Company to restate its financial statements for prior periods. A copy of the press release, dated as of July 5, 2005, is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2005	MERCURY INTERACTIVE CORPORATION

	By:	/s/ Susan J. Skaer

	Name:	Susan J. Skaer
Vice President, General Counsel and Secretary